Direct: +1.602.528.4801

jprichardson@ssd.com

Exhibit 5.1

May 30, 2008

Circuit Research Labs, Inc.

7970 south Kyrene Road

Tempe, Arizona 85284

Ladies and Gentlemen:

We are acting as counsel to Circuit Research Labs, Inc., an Arizona corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 2 to Registration Statement No. 333-126233 on Form S-1, as may be further amended (the “Amendment”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (“Securities Act”), covering the registration of up to 1,250,000 shares of Company’s common stock, par value $.10 per share (“Common Stock”).

In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Amendment, the Restated Articles of Incorporation, including amendments thereto, and By-laws of the Company, as well as such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinions expressed below.  In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, we are of the opinion that the 1,250,000 shares of Common Stock that may be offered and sold by Dialog4 Systems Engineering GmbH pursuant to and in accordance with this Amendment have been duly authorized and validly issued and are fully paid and nonassessable.

The opinion expressed herein is limited to the federal securities laws and the laws of the State of Arizona.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Amendment in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the

PHOENIX/439705.1

Circuit Research Labs, Inc.

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Securities Act and to the use of our name therein under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under

PHOENIX/439705.1

Circuit Research Labs, Inc.

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Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

SQUIRE, SANDERS & DEMPSEY L.L.P.

Joseph P. Richardson

PHOENIX/439705.1